EXHIBIT 23.1

                         Consent of Independent Auditors



         We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report relating to the financial statements of Geotec Thermal Generators, Inc. for the years ended December 31, 2000 and 1999, and the financial statements of Geotec Thermal Generators, Inc. for the quarters ended March 31, 2001, and June 30, 2001, and the reference to our firm under the caption "Experts" in this Registration Statement.


Feldman Sherb & Co., P.C.
Certified Public Accountants



New York, New York
August 27, 2001